July 24, 2013

Board of Directors
Principal Life Insurance Company
711 High Street
Des Moines, IA 50392

RE:    Principal Life Insurance Company Separate Account B -
Variable Annuity Contracts

Dear Board of Directors:

The Separate Account B was established by the Board of Directors of Principal Life Insurance Company as a separate account for assets applicable to variable annuity contracts. The Board established the separate account pursuant to then existing provisions of the Code of Iowa pertaining to the establishment of separate accounts by Iowa-domiciled life insurance companies. Principal Life Insurance Company is filing a Registration Statement on Form N-4/A with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the new Principal Investment Plus Variable Annuity (for applications signed or after August 1, 2013) (the “Contract”).

It is my opinion that:

1.	The Separate Account B is a separate account of the Company duly created and validly existing pursuant to Iowa law.

2.
The Contract, when issued in accordance with the Prospectus contained or referred to in the Registration Statement and upon compliance with applicable local law, will be the legal and binding obligation of the Company enforceable in accordance with its terms.

3.
All income and expenses and all gains and losses, whether or not realized, of the Separate Account B, shall be credited to or charged against the Separate Account B, without regard to income and expenses or gains and losses of the Company.

4.	The assets of Contracts participating in a division of the Separate Account B shall not be charged with any liabilities arising from any other business conducted by the Company.

In arriving at the foregoing opinion, I, or attorneys under my supervision, have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I consent to the filing of this opinion as an exhibit to the Registration Statement for the Contracts and to the use of my name under the caption “Legal Opinions” in the prospectus contained in the Registration Statement.

Very truly yours,

/s/ Karen E. Shaff

Karen E. Shaff
Executive Vice President
and General Counsel